                                                                   EXHIBIT 10(a)

                            SUPPLEMENTAL PENSION PLAN

                            FOR OFFICERS AND MANAGERS

                                       OF

                            UNION PACIFIC CORPORATION

                                       AND

                                   AFFILIATES

                    (AS AMENDED AND RESTATED IN ITS ENTIRETY

            EFFECTIVE AS OF JANUARY 1, 1989, INCLUDING ALL AMENDMENTS

                         ADOPTED THROUGH JULY 25, 2002)

                                TABLE OF CONTENTS


Article                                                        Page
-------                                                        ----
 ONE      SCOPE OF SUPPLEMENTAL PLAN AND DEFINITIONS..........  1

 TWO      AMOUNT AND PAYMENT OF PENSION.......................  6

 THREE    MANNER OF PAYMENT..................................  25

 FOUR     VESTING............................................  26

 FIVE     CERTAIN EMPLOYEE TRANSFERS.........................  29

 SIX      PRE-RETIREMENT SURVIVOR'S BENEFIT..................  30

 SEVEN    FUNDING............................................  33

 EIGHT    ADMINISTRATION.....................................  34

 NINE     AMENDMENT OR TERMINATION...........................  36

 TEN      GENERAL PROVISIONS.................................  37

 ELEVEN   TRANSFERS TO NON-COVERED EMPLOYMENT................  39

 TWELVE   CLAIMS PROCEDURE...................................  40

                                   ARTICLE ONE

                   SCOPE OF SUPPLEMENTAL PLAN AND DEFINITIONS

         1.1 Introduction. This "Supplemental Plan," amended and restated effective as of January 1, 1989, and as it may hereafter be amended from time to time, establishes the rights to specified benefits for certain officers and managers or highly compensated employees who retire or otherwise terminate their Employment on or after January 1, 1989. The rights of any such individual who retired or otherwise terminated Employment prior to January 1, 1989 shall be subject to the terms of the Supplemental Plan as in effect at the date of retirement or termination, except to the extent otherwise provided herein. This Supplemental Plan is intended to be a non-qualified supplemental retirement plan which is unfunded and maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees of the Company, pursuant to sections 201, 301 and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and, as such, to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA.

         1.2 Definitions. As used in this Supplemental Plan, the following terms have the meanings set forth below, unless a different meaning is plainly required by the context:

                  (a) "Administrator" means the Senior Vice President-Human Resources of Union Pacific or, if there is no such Senior Vice President - Human Resources, such person or persons appointed by the Board of Directors of Union Pacific or, in the absence of any such appointment, Union Pacific, who shall administer this Supplemental Plan.

                  (b) "Change in Control":

                           (i) prior to November 16, 2000, means:

                                    (A) any person (within the meaning of
Section 13(d) of the Securities Exchange Act of 1934 (the "Act")), other than Union Pacific or a subsidiary or any employee benefit plan sponsored by Union Pacific or a subsidiary, becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) directly or indirectly of 30% or more of the outstanding stock of Union Pacific (calculated as provided in Rule 13d-3(d) under the Act in the case of rights to acquire common stock);

                                    (B) the shareholders of Union Pacific
approve (I) any consolidation or merger of Union Pacific in which Union Pacific is not the continuing or surviving corporation or pursuant to which shares of common stock of Union Pacific would be converted into cash, securities or other property, other than a merger of Union Pacific in which holders of common stock of Union Pacific immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before or (II) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Union Pacific; or

                                    (C) there shall have been a change in the
composition of the Board of Directors of Union Pacific such that within any period of two consecutive years or less individuals who at the beginning of such period constituted such Board, together with any new directors whose election, or nomination for election by Union Pacific's shareholders, was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period, shall for any reason no longer constitute a majority of the directors of Union Pacific.

                           (ii) on or after November 16, 2000, means a "Change
in Control" as defined in the Union Pacific Corporation Key Employee Continuity Plan adopted November 16, 2000, as may be amended from time to time.

                  (c) "Company" means Union Pacific and any Affiliated Company which is included in the Supplemental Plan by written action of (i) its board of directors and (ii) either the Board of Directors of Union Pacific or the Administrator acting on behalf of the Board of Directors of Union Pacific; provided, however, that if an Affiliated Company (other than an Affiliated Company that would remain such if the phrase "100 percent" were substituted for the phrase "at least 80 percent" in section 1563(a)(1) of the Code, which is then incorporated by reference in sections 414(b) and (c) of the Code) is included in the Supplemental Plan by virtue of action by the Administrator, unless the Board of Directors of Union Pacific ratifies such action not later than its first regularly scheduled meeting held subsequent to the taking of such action by the Administrator, such Affiliated Company shall cease to be so included as of the close of business on the last day of the month in which such meeting occurs and no employee of such Affiliated Company shall accrue a benefit under the Supplemental Plan.

                  (d) "Early Supplemental Pension Retirement Date" means, subject to Sections 2.10(a)(ii)(B) and (b)(ii)(B), Section 2.11(b)(ii) and
Section 2.13(b)(ii), the date of a Participant's termination of Employment after he becomes vested in his Supplemental Plan benefit under Section 4.2, before his Normal Retirement Date, and after either attainment of age 55 and completion of 10 years of Vesting Service or attainment of age 65, determined after taking into account (i) additional service credited under Section 1.2(p) and/or (ii) additional years of age, not exceeding five (5), as may be approved by the Chief Executive Officer of Union Pacific prior to the Participant's termination of Employment or as may be credited to the Participant pursuant to Section 2.5, 2.8, 2.10. 2.11, 2.12 or 2.13; provided, however that such date does not qualify as an Early Retirement Date under the terms of the Pension Plan.

                  (e) "Early Supplemental Pension" means the pension provided for in Section 2.2.

                  (f) "Effective Date" means January 1, 1989, the effective date of this amendment and restatement; provided, however, that when a provision of this Supplemental Plan states an effective date other than January 1, 1989, such stated special effective date shall apply as to that provision.

                  (g) "Incentive Compensation" means:

                           (i) incentive compensation awarded a Participant
under the Executive Incentive Plan of Union Pacific Corporation and Subsidiaries, as amended and restated as of

April 15, 1988 and as it may thereafter be amended from time to time (the "Executive Incentive Plan");

                           (ii) for 1999 and later years, incentive compensation
foregone by a Participant for an award under the Executive Incentive Premium Exchange Program of Union Pacific Corporation and Subsidiaries;

                           (iii) such other incentive compensation as may be
included in Incentive Compensation for a Participant at the discretion of the Board of Directors of Union Pacific; or

                           (iv) the amount of retention stock (or retention
units) awarded a Participant by the Compensation and Benefits Committee of the Company's Board of Directors (or any successor thereto) in lieu of a cash award under the Executive Incentive Plan,

but only to the extent that such incentive compensation or retention stock (or retention units) is not taken into account in computing the Participant's Final Average Compensation under the Pension Plan for reasons other than the annual compensation limit under section 401(a)(17) of the Code or the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan. Awards of Incentive Compensation shall be taken into account at the time such awards would have been paid but for the Participant's election to forego or defer payment under a plan of the Company or an Affiliated Company; provided, however, that for purposes of calculating a Participant's benefit under this Supplemental Plan no more than the three highest awards of Incentive Compensation shall be counted in the Participant's highest 36 consecutive months of Compensation determined taking all Incentive Compensation into account.

                  (h) "Involuntary Termination Supplemental Pension" means the pension provided for in Section 2.5.

                  (i) "Normal Supplemental Pension" means the pension provided for in Section 2.1.

                  (j) "Participant" means any Employee of the Company on or after the Effective Date who is or once was a Covered Employee under the Pension Plan and:

                           (i) whose Total Credited Service under Section 1.2(p)
includes years that are not taken into account as Credited Service under the Pension Plan (including years not taken into account due to application of the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension
Plan);

                           (ii) who has Incentive Compensation within the
120-calendar-month period immediately preceding the date on which the Participant ceases to be a Covered Employee;

                           (iii) whose Final Average Compensation is not fully
recognized under the Pension Plan due to application of the annual compensation limit under section 401(a)(17) of the Code or the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan;

                           (iv) whose benefit under the Pension Plan is reduced
as a result of the limitation described in Section 5.02 of the Pension Plan; or

                           (v) who is credited with additional years of age as
described in Section 1.2(d)(ii), and

who has been designated by the Administrator as eligible to participate in the Supplemental Plan. In the event of the death or incompetency of a Participant, the term shall mean the Participant's personal representative or guardian for whatever amounts remain payable to the Participant under the terms of the Supplemental Plan.

                  (k) "Pension Plan" means the Pension Plan for Salaried Employees of Union Pacific Corporation and Affiliates, as amended from time to time.

                  (l) "Postponed Supplemental Pension" means the pension provided for in Section 2.3.

                  (m) "Special 1990-1992 Window Participant" means a Pension Plan participant who retired under an early retirement window program described in Section 6.07 or 6.09 of the Pension Plan and who was prohibited under Section
6.12 (prior to 1999, Section 6.11) of the Pension Plan from receiving the benefits of the window program in any payment from the Pension Plan made for a month prior to November 1, 1994.

                  (n) "Surviving Spouse" means:

                           (i) where payments to the Participant have not begun
under the Supplemental Plan at the time of the Participant's death, the spouse who was legally married to the Participant continuously during the 12 months ending on the date of the Participant's death;

                           (ii) where payments to the Participant have begun
under the Supplemental Plan prior to January 1, 1995 and prior to the Participant's death, the spouse who was legally married to the Participant continuously during the 12 months ending on the date that such payments began or who was legally married to the Participant on the date such payments began and for a period of at least 12 months ending on or before the date of the Participant's death;

                           (iii) where payments to the Participant have begun
under the Supplemental Plan on or after January 1, 1995 but prior to the Participant's death:

                                    (A) in the case of a Participant whose
Supplemental Plan and Pension Plan benefit began on the same date or who is not vested in a Pension Plan benefit, the spouse who was legally married to the Participant on the date that his Supplemental Plan payments began;

                                    (B) in the case of a Participant whose
Supplemental Plan benefits began on a date earlier than the date on which his Pension Plan benefits began, the spouse who was legally married to the Participant on the date his Pension Plan benefits began; or

                                    (C) in the case of a Participant whose
Supplemental Plan benefits began but whose vested Pension Plan benefits had not started prior to this death, the spouse who was legally married to the Participant on the date of his death;

provided, however, that, for benefits starting before July 25, 2002, the Surviving Spouse shall be determined as described in this paragraph (iii) unless the Administrator advised the Participant to the contrary.

                  (o) "Surviving Spouse's Pension" means the pension provided for in Section 2.4.

                  (p) "Total Credited Service" means:

                           (i) all years of Credited Service (and portions
thereof) as set forth in the Article IV of the Pension Plan, including Credited Service for years of Employment that are not taken into account under the Pension Plan solely due to application of the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan;

                           (ii) such additional years of training prior to the
Participant's Employment Commencement Date, as may have especially qualified the Participant for service with the Company, as determined by the Board of Directors, in its sole discretion;

                           (iii) such additional years of service, not exceeding
five (5), as may be approved by the Chief Executive Officer of Union Pacific prior to the Participant's termination of Employment; and

                           (iv) such additional years of service as may be
credited to the Participant pursuant to Section 2.5, 2.8, 2.10, 2.11, 2.12 or 2.13.

                  (q) "Total Offset Service" means (i) all years of "offset service" (including portions thereof) as set forth in Article V of the Pension Plan, including years of offset service for years of Employment that are not taken into account under the Pension Plan solely due to application of the provisions of Alternative II-D set forth in Section 3.01(c) of the Pension Plan; and (ii) any additional years as credited in accordance with Section 1.2(p)(ii),
(iii) or (iv).

                  (r) "Union Pacific" means Union Pacific Corporation, or any successor to that corporation.

                  (s) "Vesting Service" means (i) all years of Vesting Service (including portions thereof) as set forth in Article IV of the Pension Plan; and
(ii) any additional years as credited in accordance with Section 1.2(p)(ii),
(iii) or (iv).

                  (t) All other capitalized terms shall have the respective meanings set forth in the definition provisions of Article II of the Pension Plan.

                                   ARTICLE TWO

                          AMOUNT AND PAYMENT OF PENSION

         2.1 Normal Supplemental Pension. Subject to the provisions of Articles Three, Five and Eleven, a Participant retiring on a Normal Retirement Date under the Pension Plan (including a Participant who has become a Disabled Participant under the Pension Plan and who ceases to be such on the Normal Retirement Date) shall be entitled to receive a Normal Supplemental Pension, in the form of a single life annuity commencing on the Participant's Normal Retirement Date, equal to the excess, if any, of:

                  (a) the annual Accrued Benefit payable at Normal Retirement Date computed on the basis of the formula provided in Section 5.01 of the Pension Plan, determined without regard to the limitation described in Section
5.02 of the Pension Plan, and including under such formula any amounts of Final Average Compensation that were excluded from consideration for the Participant under the Pension Plan and all Incentive Compensation payable to the Participant within the 120-calendar-month period immediately preceding the date on which the Participant ceases to be a Covered Employee, and utilizing Total Credited Service up to 40 years in place of Credited Service under Article IV of the Pension Plan and Total Offset Service up to 40 years in place of "offset service" under Article V of the Pension Plan, over

                  (b) the annual nonforfeitable Accrued Benefit payable at Normal Retirement Date actually determined to be due under the Pension Plan.

For purposes of determining benefits under the Supplemental Plan, any actuarial adjustments for a delay in the commencement of payment beyond the Normal Retirement Date or otherwise that apply under the Pension Plan in calculating the benefit described in (b), above, shall also apply to calculate the benefit described in (a), above.

         2.2 Early Supplemental Pension.

                  (a) Participant Retires on Early Retirement Date. The following provisions apply to a Participant retiring on an Early Retirement Date under the Pension Plan:

                           (i) Benefit Payable on Normal Retirement Date.
Subject to the provisions of Articles Three, Five and Eleven, a Participant retiring on an Early Retirement Date under the Pension Plan shall be entitled to receive a Normal Supplemental Pension in the form of a single life annuity commencing at Normal Retirement Date, computed in accordance with Section 2.1 based on Total Credited Service, Total Offset Service, etc. as of the Participant's Early Retirement Date. A Participant retiring on an Early Retirement Date shall include a Participant who has become a Disabled Participant under the Pension Plan and who ceases to be a Disabled Participant on an Early Retirement Date.

                           (ii) Benefit Payable on Early Retirement Date. In
lieu of the benefit described in (i), above, subject to the provisions of Articles Three, Five and Eleven, such Participant may receive an Early Supplemental Pension, in the form of a single life annuity commencing at the date prior to his Normal Retirement Date on which he elects to start his pension under the Pension Plan. The Early Supplemental Pension shall be computed in the same manner as the Normal Supplemental Pension, but with the amounts described in Sections 2.1(a) and (b) adjusted for payment as of the early benefit start date in accordance with Section 6.03 of the Pension Plan, taking into account any additional years of age described in Section 1.2(d)(ii) for purposes of adjusting both the gross and offset portions of the benefit in
Section 2.1(a) (except as provided otherwise in Section 2.12 or 2.13).

                  (b) Participant Retires on Early Supplemental Pension Retirement Date. The following provisions apply to a Participant retiring on an Early Supplemental Pension Retirement Date:

                           (i) Participant Is Eligible to Start Pension Plan
Benefit. Subject to the provisions of Articles Three, Five and Eleven, a Participant retiring on an Early Supplemental Pension Retirement Date who is eligible to start a benefit under the Pension Plan upon his retirement may receive a Normal or Early Supplemental Pension as described in subsection (a); provided, however, that, for purposes of determining the Early Supplemental Pension as described in (a)(ii), above:

                                    (A) the amount described in Section 2.1(a)
shall be adjusted for payment as of the early benefit start date in accordance with Section 6.03 of the Pension Plan, taking into account any additional years of age described in Section 1.2(d)(ii) for purposes of adjusting both the gross and offset portions of the benefit in Section 2.1(a) (except as provided otherwise in Section 2.12 or 2.13); and

                                    (B) the amount described in Section 2.1(b)
shall be adjusted for payment as of the early benefit start date in accordance with Section 6.04 of the Pension Plan.

                           (ii) Participant Is Not Eligible to Start Pension
Plan Benefit. Subject to the provisions of Article Three, Five and Eleven, a Participant retiring on an Early Supplemental Pension Retirement Date who either is not vested in or is not eligible to start a benefit under the Pension Plan upon his retirement shall receive an Early Supplemental Pension, in the form of a single life annuity commencing on the first day of the month following his Early Supplemental Pension Retirement Date, the amount of which shall be determined as follows:

                                    (A) Prior to the earliest date, if any, that
the Participant is eligible to start benefits under the Pension Plan, the Early Supplemental Pension payable under this provision shall be computed in the same manner as the Normal Supplemental Pension, except that:

                                             (I) the amount described in Section
2.1(a) shall be adjusted for payment as of the early benefit start date as described in Section 6.03 of the Pension Plan for Pension Plan payments starting on an Early Retirement Date, taking into account any additional years of age described in Section 1.2(d)(ii) for purposes of adjusting both the gross and offset portions of the benefit in Section 2.1(a) (except as provided otherwise in Section 2.12 or 2.13); and

                                             (II) the amount described in
Section 2.1(b) shall be zero for purposes of determining the Early Supplemental Pension payable prior to the earliest date, if any, on which the Participant is eligible to start benefits under the Pension Plan.

                                    (B) On and after the earliest date, if any,
that the Participant is eligible to start benefits under the Pension Plan, the Early Supplemental Pension shall equal the excess of:

                                             (I) the amount described in Section
2.2(b)(ii)(A)(I), above, calculated as of the early benefit start date on which payments under the Supplemental Plan began, over

                                             (II) the amount described in
Section 2.1(b) reduced for early payment in accordance with Section 6.04 of the Pension Plan as of such "earliest date" whether or not the Participant's Pension Plan benefit starts on that date.

Effective for benefits starting before July 25, 2002, payments under this subparagraph (b)(ii) were made as described above unless the Administrator advised the Participant to the contrary.

         2.3 Postponed Supplemental Pension. Subject to the provisions of Articles Three, Five and Eleven, a Participant who retires on a Postponed Retirement Date shall be entitled to a Postponed Supplemental Pension, in the form of a single life annuity commencing at the Postponed Retirement Date, which is equal to the Normal Supplemental Pension, computed in accordance with Section
2.1 based on his Total Credited Service, Total Offset Service, etc. as of the Participant's Postponed Retirement Date (instead of his Normal Retirement Date) or, if earlier, as of his Required Beginning Date. If a Participant's benefits begin on his Required Beginning Date and prior to his termination of Employment, the Participant's benefits shall be adjusted thereafter as described in Section
8.06 of the Pension Plan.

         2.4 Surviving Spouse's Pension (Post-Retirement Automatic Survivor Annuity).

                  (a) The Surviving Spouse of a Participant who dies while receiving a Normal or Postponed Supplemental Pension or an Early Supplemental Pension determined under Section 2.2(a), relating to retirement on a date that qualifies as an Early Retirement Date under the terms of the Pension Plan, shall be entitled to a Surviving Spouse's Pension equal to one-half of the single life annuity amount of the Normal, Early, or Postponed Supplemental Pension payable to such deceased Participant under the Supplemental Plan. Such Surviving Spouse's Pension shall be payable to such Spouse in equal monthly payments for life, commencing on the first day of the month immediately following the death of such Participant.

                  (b) The Surviving Spouse of a Participant who dies while receiving an Early Supplemental Pension determined under Section 2.2(b), relating to retirement on an Early Supplemental Pension Retirement Date (i.e., a date that does not qualify as an Early Retirement Date under the terms of the Pension Plan), shall be entitled to a Surviving Spouse's Pension. The Surviving Spouse's Pension shall be payable in equal monthly payments for the Surviving Spouse's life, commencing on the first day of the month immediately following the Participant's death, which shall equal one-half of the single life annuity amount calculated for the Participant under Section 2.2(b)(i)(A) or 2.2(b)(ii)(A)(I), as appropriate, as of the Participant's early benefit start date; provided, however, that monthly payments to the Surviving Spouse shall be reduced by any pre-retirement survivor benefit that the Surviving Spouse is entitled to receive from the Pension Plan from the earliest date following the Participant's death that such survivor benefit is payable from the Pension Plan, even if benefits to the Surviving Spouse have not started on that earliest date. Effective for benefits starting before July 25, 2002, payments under this subsection (b) were made as described above unless the Administrator advised the Participant and/or Surviving Spouse to the contrary.

                  (c) The Surviving Spouse's Pension described in this Section
2.4 is payable in addition to any other death benefit that may be payable to the Surviving Spouse or other beneficiary of the Participant under the form of payment in which the Participant's Supplemental Pension is paid pursuant to Article Three. However, except with respect to Participants who qualify for the enhancements described in Sections 2.8, 2.10, 2.11, 2.12 or 2.13, in no event shall the Surviving Spouse who is entitled to the Surviving Spouse's Pension, if also designated as the Participant's beneficiary under a joint and survivor annuity payable under the Supplemental Plan, receive a total benefit from the Supplemental Plan that is more than 100% of the retirement income otherwise payable to the Participant under the Supplemental Plan.

         2.5 Involuntary Termination Supplemental Pension.

                  (a) The following provisions apply with respect to Change in Control occurring on or before November 15, 2000:

                           (i) In lieu of the benefit described in Section 2.1
or 2.2, if the Employment of any Participant (A) who is an elected officer, and
(B) whose highest annual Compensation (including Incentive Compensation) is not less than $200,000, is involuntarily terminated prior to the 5th anniversary of a Change in Control and prior to Normal Retirement Date, and if, at the time of such involuntary termination, such Participant has completed 10 or more years of Vesting Service and is within the 10-year period immediately preceding Normal Retirement Date, such Participant shall be entitled to an Involuntary Termination Supplemental Pension commencing at Normal Retirement Date, equal to the Normal Supplemental Pension computed in accordance with Section 2.1 as of his termination date, with the amount in Section 2.1(a) based on Total Credited Service and Total Offset Service credited and as projected to be credited to the 5th anniversary of such Change in Control (or, if earlier, the Participant's Normal Retirement Date). In lieu thereof, such Participant may elect an Early Retirement Date and receive an Involuntary Termination Supplemental Pension commencing on such Early Retirement Date equal to the Early Supplemental Pension computed in accordance with Section 2.2 as of the Early Retirement Date, with the amount in Section 2.1(a) based on Total Credited Service and Total Offset Service credited and as projected to be credited to the 5th anniversary of such Change in Control (or, if earlier, the Participant's Normal Retirement Date) adjusted in accordance with Section 6.03 of the Pension Plan, but based on the Participant's projected age on the 5th anniversary date of such Change in Control (or, if earlier, Normal Retirement Date).

                           (ii) In lieu of the benefit described in Section 4.2,
if the Employment of any Participant (other than a Participant described in (i) above), is involuntarily terminated prior to the 5th anniversary of a Change in Control and prior to Normal Retirement Date, and if such Participant would have attained age 55 and been credited with at least 15 years of Vesting Service had the Participant continued to be employed to such 5th anniversary, such Participant shall be entitled to an Involuntary Termination Supplemental Pension commencing on the date provided for a benefit described under Section 4.2, equal to the benefit amount computed under Section 4.2, with the amount in Section 2.1(a) based on Total Credited Service and Total Offset Service credited and as projected to be credited to the 5th anniversary of such Change in Control (or, if earlier, the Participant's Normal Retirement
Date) provided that, in the event such Participant elects to receive the supplemental pension commencing on a date prior to his Normal Retirement Date, the Actuarial Equivalent referred to in Section 4.2 shall be based on the Participant's projected age on the 5th anniversary date of such Change in Control (or, if earlier, his Normal Retirement Date).

                           (iii) For purposes of this subsection (a), the term
"involuntary termination" means any action taken subsequent to a Change in Control by Union Pacific or the Company or any successor to, or assignee of, its obligations under this Supplemental Plan, either (A) terminating Employment for other than an unlawful act or, (B) without the consent of a Participant, adversely affecting employment status by reducing earnings or demoting in title, or lessening of authority or responsibilities, or changing the situs of employment which requires a change of residence, of such Participant and, as a result, such Participant terminates Employment.

                           (iv) In the event any amount paid or benefit
otherwise received by a Participant under the Supplemental Plan shall be determined by the Internal Revenue Service to constitute an "excess parachute payment" as such term is defined in section 280G of the Code, together with all other payments and benefits outside of the Supplemental Plan that are taken into account in making such determination, and to be subject to an excise tax under section 4999 of the Code, or any successor provision thereto (collectively, "Excise Tax"), the Company shall pay to the Participant an additional amount such that after taking into account all income and employment taxes, including the Excise Tax, interest and penalties with respect thereto, incurred by the Participant on the receipt of such additional amount, the Participant is left with the same after-tax amount the Participant would have been left with had no Excise Tax been imposed.

                  (b) A Participant who is affected by a Change in Control occurring on or after November 16, 2000 shall have his eligibility for and amount of Supplemental Plan benefits determined pursuant to the terms of the Union Pacific Corporation Key Employee Continuity Plan adopted November 16, 2000, as may be amended from time to time.

         2.6 Suspension of Benefits.

                  (a) Date of Benefit Suspension. Notwithstanding any provisions of Article Two or Article Four to the contrary, the payment of the pension to which a Participant is otherwise entitled under the Supplemental Plan shall be suspended during any period for which payment of a pension to which such Participant may otherwise be entitled under the Pension Plan is (or would be) suspended under the terms of the Pension Plan due to such Participant's return to Employment. The pension payable to the Participant under the Supplemental Plan which has been suspended shall resume on the same date as payments to the Participant under the Pension Plan resume (or would resume if the Participant had been entitled to such a pension).

                  (b) Resumption of Payments. Upon the resumption of payment of such pension hereunder to such Participant, the resumed benefits shall be recalculated taking into account any increases in the Participant's Total Credited Service, Total Offset Service, Incentive Compensation, age and so forth. However, no actuarial or other adjustment shall be made to reflect such suspension. The resumed benefit shall be offset, in a manner prescribed by the Administrator, by (i) any benefit paid during a month in which benefits should have been suspended but were not, which has not previously been repaid to the Company by the Participant, and (ii) the Actuarial Equivalent of any benefits paid prior to Normal Retirement Date.

                  (c) Form of Resumed Payments. The resumed payments (including any additional benefits earned during the period of suspension) under the Supplemental Plan shall be paid to the Participant in the same form of payment as the Participant elects for his resumed payments under the Pension Plan. If the Participant is not entitled to any benefits under the Pension Plan, the resumed payments under the Supplemental Plan shall resume in the same form of payment in effect for the Participant before payments were suspended.

         2.7 Benefits for Special 1990-1992 Window Participants. Each Special 1990-1992 Window Participant (or the Surviving Spouse or other beneficiary of a Special 1990-1992 Window Participant) shall receive from the Supplemental Plan in each month the individual receives a payment from the Pension Plan prior to November 1, 1994, an amount equal to the excess of:

                  (a) the amount that would have been payable to the individual from the Pension Plan for that month, had the provisions of Section 6.12 (prior to 1999, Section 6.11) of the Pension Plan not applied; over

                  (b) the amount actually paid to the individual from the Pension Plan for that month.

         2.8 Window Benefits for Highly Compensated Employees. Each Participant who was a Covered Employee under the Pension Plan, who retired under an early retirement window program described in Section 6.06, 6.07 or 6.09 of the Pension Plan but on the relevant date was excluded from participation in the Pension Plan pursuant to Section 3.01(c) of the Pension Plan or was excluded from participation in the window program due to his status as an officer, shall be deemed for all purposes under the Supplemental Plan to have the additional years of service and the additional years of age that would have been credited to the Participant under the Pension Plan pursuant to such program if Section 3.01(c) of the Pension Plan had not applied to the Participant; provided, however, that service credited pursuant to this Section shall not cause the Participant's Total Credited Service or Total Offset Service to exceed 40 years, and no Participant's deemed age shall exceed 65 years.

         2.9 1991 Cost-of-Living Increase. Effective December 1, 1991, the monthly benefit payment to any person who is (a) a former employee of the Company then receiving retirement benefits under this Supplemental Plan (regardless of the employee's termination date), or (b) a beneficiary or surviving spouse then receiving death benefits under this Supplemental Plan shall be increased by the percentage shown in the following table.


  Participant's Benefit Start Date or
    Surviving Spouse's Benefit Start
Date for Pre-Retirement Death Benefits       Increase in Supplemental Pension
--------------------------------------       --------------------------------
          1978 or earlier                                  19%
               1979                                        16%
               1980                                        13%
               1981                                        10%
               1982                                         7%
               1983                                         6%
               1984                                         5%
               1985                                         4%
               1986                                         3%
               1987                                         2%
           1988 or later                                    0%

However, such increase shall only be applied to the portion, if any, of the amount being received due to participation in this Supplemental Plan that does not exceed the difference between $108,963 per year and the amount being received by such person under the Pension Plan as increased by resolutions of the Board of Directors of Union Pacific unanimously adopted on June 27, 1974 and May 31, 1979 (before adjustment to reflect the increases effective December 1, 1991).

         2.10 1999 Window Program.

                  (a) 1999 5x5 Program.


                           (i) Effective July 1, 1999, the benefit enhancements
described in subsection (ii) shall be provided to any Participant who is a Covered Employee under the Pension Plan who satisfies the requirements of (i)(A) and (B).

                                    (A) The requirements of this subparagraph
are satisfied by a Covered Employee:

                                             (I) whose 1998 Compensation, as
defined in Section 2.18(c) of the Pension Plan, is at least $110,000 and whose annual salary rate as of July 1, 1999 is less than $140,000;

                                             (II) who is at least age 55 by July
1, 2000;

                                             (III) whose most recent date of
hire as an Employee is before June 30, 1994;

                                             (IV) who, as of July 1, 1999, is
not a loaned executive, is not on long-term disability under the Union Pacific Long-Term Disability Plan, has not previously been accepted to participate in a voluntary force reduction program, does not have an existing termination agreement in effect or is not on a leave of absence (except those granted a leave under the Family and Medical Leave Act or as an accommodation under the Americans with Disabilities Act);

                                             (V) who agrees to terminate
employment with the Company and all Affiliated Companies on the date selected by the Company, which date shall not occur after July 15, 2000, and continues to provide satisfactory service as determined by the Company until that date; and

                                             (VI) who elects to receive the
benefit enhancements described in subsection (ii) during the period beginning July 1, 1999, and ending July 31, 1999, by submission of a written election and execution of other documents, including a waiver of any and all rights or claims (other than to benefits under the Supplemental Plan or the Pension Plan) that the Employee may have against Company and any Affiliated Company, the Supplemental Plan, the Pension Plan and their officers, agents and employees, in the form and manner prescribed by the Company and does not revoke such waiver within the time prescribed by the Company.

                                    (B) The requirements of this paragraph are
satisfied by a Covered Employee who, as of May 18, 1999, is employed in one of the following departments, provided that the number of Covered Employees of such department satisfying paragraph (A) or the comparable requirements set forth in the Pension Plan for Covered Employees whose 1998 Compensation, as defined in
Section 2.18(c) of the Pension Plan, is less than $110,000 do not exceed the department's numerical limit set forth below. The departments referred to below consist entirely of Union Pacific Railroad Company Covered Employees, unless indicated to the contrary.


                                                                DEPARTMENTAL
                     DEPARTMENTS                                    LIMIT
                     -----------                                ------------
Corporate Relations (excluding Government Affairs)                   4

Engineering (excluding employees who report
directly to a Regional office)                                      80

Finance (excluding Accounting, Real Estate and Tax)                  3

Human Resources - Development & Training                             5

Human Resources - Other                                              8

Information Technologies/Union Pacific Technologies
(excluding UPT employees working
exclusively on commercial business)                                100


                                                                DEPARTMENTAL
                     DEPARTMENTS                                    LIMIT
                     -----------                                ------------
Labor Relations                                                     24

Law (excluding Little Rock)                                         10

Marketing & Sales - Damage Prevention                                3

Marketing & Sales - Marketing Services (including NDMC)             20

Marketing & Sales - NCSC (excluding ICSC)                           13

Marketing & Sales - Agricultural Products                            7

Mechanical - Car (excluding employees who report
directly to a Regional office)                                      15

Mechanical - Locomotive (excluding employees who
report to directly to a Regional office)                            18

Network Design and Integration                                      20

Risk Management - Police                                            10

Risk Management - Other                                             21

Supply                                                              21

Operating Support Services/Quality                                   6

In the event the number of Covered Employees satisfying paragraph (A) or the comparable requirements set forth in the Pension Plan for Covered Employees whose 1998 Compensation, as defined in Section 2.18(c) of the Pension Plan, is less than $110,000 exceeds a Departmental Limit, such Covered Employees shall be ranked based upon their combined age and Vesting Service (as determined under Article IV of the Pension Plan), as of July 1, 1999, and the benefit enhancements described in subsection (ii) or in the Pension Plan shall be provided to the Covered Employees with the greatest combined age and Vesting Service up to the Departmental Limit.

                           (ii) Each Covered Employee described in subsection
(i) shall:

                                    (A) for purposes of calculating Vesting
Service, Total Credited Service and Total Offset Service and determining actuarial reductions for payments beginning before Normal Retirement Date, receive an additional 5 years of service (up to a maximum of 40 years of service) and shall be deemed to have attained an age 5 years older than his actual age (up to a maximum of age 65),

                                    (B) be treated as having satisfied the
requirements to have an Early Supplemental Pension Retirement Date if he has not satisfied the requirements to have an Early Retirement Date under the Pension Plan, and

                                    (C) be treated as having been a Covered
Employee for 60 full consecutive months for purposes of applying Section 4.02(c)(3) of the Pension Plan when calculating Total Credited Service and Total Offset Service under this Supplemental Plan.

         (b) 1999 5x5 Program II.

                           (i) Effective December 1, 1999, the benefit
enhancements described in subsection (ii) shall be provided to any Participant who is a Covered Employee under the Pension Plan who satisfies the requirements of (i)(A) and (B).

                                    (A) The requirements of this subparagraph
are satisfied by a Covered Employee:

                                             (I) whose 1998 Compensation, as
defined in Section 2.18(c) of the Pension Plan, is at least $110,000 and whose annual salary rate as of December 1, 1999 is less than $140,000 (but excluding any Covered Employee in the Marketing and Sales Department whose annualized 1999 base salary is more than $85,000);

                                             (II) who is at least age 55 by July
1, 2000;

                                             (III) whose most recent date of
hire as an Employee is before June 30, 1994;

                                             (IV) who, as of December 1, 1999,
is not a loaned executive, is not on long-term disability under the Union Pacific Long-Term Disability Plan, has not previously been accepted to participate in a voluntary force reduction program, does not have an existing termination agreement in effect or is not on a leave of absence (except those granted a leave under the Family and Medical Leave Act or as an accommodation under the Americans with Disabilities Act);

                                             (V) who agrees to terminate
employment with the Company and all Affiliated Companies on the date selected by the Company, which date shall not occur after July 15, 2000, and continues to provide satisfactory service as determined by the Company until that date; and

                                             (VI) who elects to receive the
benefit enhancements described in subsection (ii) during the period beginning December 1, 1999, and ending December 31, 1999, by submission of a written election and execution of other documents, including a waiver of any and all rights or claims (other than to benefits under the Supplemental Plan or the Pension Plan) that the Employee may have against the Company and any Affiliated Company, the Supplemental Plan, the Pension Plan and their officers, agents and employees, in the form and manner prescribed by the Company, and does not revoke such waiver within the time prescribed by the Company.

                                    (B) The requirements of this subparagraph
are satisfied by a Covered Employee who, as of December 1, 1999, is employed in one of the following departments, provided that the number of Covered Employees of such department satisfying paragraph (A) or the comparable requirements set forth in the Pension Plan for Covered Employees whose 1998 Compensation, as defined in Section 2.18(c) of the Pension Plan, is less than $110,000 do not exceed the department's numerical limit set forth below. The departments referred to below consist entirely of Union Pacific Railroad Company Covered Employees, unless indicated to the contrary.



                                                              DEPARTMENTAL
                      DEPARTMENTS                                 LIMIT
                      -----------                             ------------
Western Regional Staff (excluding Service Unit staff)               5

Northern Regional Staff (excluding Service Unit staff)             19

Southern Regional Staff (excluding Service Unit staff)              5

Commissary Services                                                 3

Information Technologies/Union Pacific Technologies
(excluding UPT employees working
exclusively on commercial business)                                51

Marketing & Sales - Commodity Groups                               11

Marketing & Sales - Marketing Services (including NDMC)            10

Supply                                                              8

In the event the number of Covered Employees satisfying paragraph (A) or the comparable requirements set forth in the Pension Plan for Covered Employees whose 1998 Compensation, as defined in Section 2.18(c) of the Pension Plan, is less than $110,000 exceeds a Departmental Limit, such Covered Employees shall be ranked based upon their combined age and Vesting Service (as determined under Article IV of the Pension Plan), as of December 1, 1999, and the benefit enhancements described in subsection (ii) or in the Pension Plan shall be provided to the

Covered Employees with the greatest combined age and Vesting Service up to the Departmental Limit.

                           (ii) Each Covered Employee described in subsection
(a) shall:

                                    (A) for purposes of calculating Vesting
Service, Total Credited Service and Total Offset Service and determining actuarial reductions for payments beginning before Normal Retirement Date, receive an additional 5 years of service (up to a maximum of 40 years of service) and shall be deemed to have attained an age 5 years older than his actual age (up to a maximum of age 65),

                                    (B) be treated as having satisfied the
requirements to have an Early Supplemental Pension Retirement Date if he has not satisfied the requirements to have an Early Retirement Date under the Pension Plan,

                                    (C) be treated as having been a Covered
Employee for 60 full consecutive months for purposes of applying Section 4.02(c)(3) of the Pension Plan when calculating Total Credited Service and Total Offset Service under this Supplemental Plan, and

                                    (D) for purposes of calculating benefits
payable under this Supplemental Plan, have the Railroad Retirement Annuity used for his governmental offset described in Section 5.01(b) of the Pension Plan determined as if his termination of Employment occurred on December 31, 1999.

         2.11 2000 VERP

                  (a) Effective April 1, 2000, the benefit enhancements described in subsection (b) shall be provided to any Participant who is a Covered Employee under the Pension Plan who satisfies the requirements of (a)(i) and (ii).

                           (i) The requirements of this subparagraph are
satisfied by a Covered Employee:

                                    (A) whose 1999 Compensation, as defined in
Section 2.18(c) of the Pension Plan, is at least $110,000 and whose annual salary rate as of April 1, 2000 is less than $140,000;

                                    (B) who is at least age 55 by December 31,
2000;

                                    (C) whose most recent date of hire as an
Employee is on or before March 31, 1995;

                                    (D) who, as of April 1, 2000, is not a
loaned executive, is not on long-term disability under the Union Pacific Long-Term Disability Plan, has not previously been accepted to participate in a voluntary force reduction program, does not have an existing termination agreement in effect or is not on a leave of absence (except those granted a leave under the Family and Medical Leave Act or as an accommodation under the Americans with Disabilities Act);

                                    (E) who agrees to terminate employment with
the Company and all Affiliated Companies on the date selected by the Company, which date shall not occur after December 31, 2000, and continues to provide satisfactory service as determined by the Company until that date; and

                                    (F) who elects to receive the benefit
enhancements described in subsection (b) during the period beginning April 1, 2000, and ending April 30, 2000, by submission of a written election and execution of other documents, including a waiver of any and all rights or claims (other than to benefits under the Supplemental Plan or the Pension Plan) that the Employee may have against the Company and any Affiliated Company, the Supplemental Plan, the Pension Plan and their officers, agents and employees, in the form and manner prescribed by the Company, and does not revoke such waiver within the time prescribed by the Company.

                           (ii) The requirements of this subparagraph are
satisfied by a Covered Employee who, as of April 1, 2000, is employed in one of the following departments, provided that the number of Covered Employees of such department satisfying subparagraph (i) or the comparable requirements set forth in the Pension Plan for Covered Employees whose 1999 Compensation, as defined in
Section 2.18(c) of the Pension Plan, is less than $110,000 do not exceed the department's numerical limit set forth below. The departments referred to below consist entirely of Union Pacific Railroad Covered Employees, unless indicated to the contrary.

                                                                   TOTAL ELIGIBLE
DEPARTMENT                                                            EMPLOYEES         DEPARTMENTAL LIMIT
----------                                                         --------------       ------------------

Network Design & Integration - Business Planning (Bulk),                  2                     2
Service Scheduling

Network Design & Integration - Car Management                             8                     4

Harriman Dispatching Center - Administrative Support in                   2                     1
Locomotive Management, Bulk Operations & Operations Support -
Administration

Harriman Dispatching Center - Directors in Locomotive                     2                     1
Management, Bulk Operations and Operations Support -
Administration

Harriman Dispatching Center - Managers in Locomotive                      21                    8
Management, Bulk Operations and Operations Support -
Administration

Mechanical Department- Car - Perishables - UPFE                           4                     4

Risk Management - UPRR - Police                                           51                    4

In the event the number of Covered Employees satisfying subparagraph (i) or the comparable requirements set forth in the Pension Plan for Covered Employees whose 1999 Compensation, as defined in Section 2.18(c) of the Pension Plan, is less than $110,000 exceeds a Departmental

Limit, such Covered Employees shall be ranked based upon their combined age and Vesting Service (as determined under Article IV of the Pension Plan) as of April 1, 2000, and the benefit enhancements described in subsection (b) or in the Pension Plan shall be provided to the Covered Employees with the greatest combined age and Vesting Service up to the Departmental Limit.

                  (b) Each Covered Employee described in subsection (a) shall:

                           (i) for purposes of calculating Vesting Service,
Total Credited Service and Total Offset Service and determining actuarial reductions for payments beginning before Normal Retirement Date, receive an additional 5 years of service (up to a maximum of 40 years of service) and shall be deemed to have attained an age 5 years older than his actual age (up to a maximum of age 65),

                           (ii) be treated as having satisfied the requirements
to have an Early Supplemental Pension Retirement Date if he has not satisfied the requirements to have an Early Retirement Date under the Pension Plan, and

                           (iii) be treated as having been a Covered Employee
for 60 full consecutive months for purposes of Section 4.02(c)(3) of the Pension Plan when calculating Total Credited Service and Total Offset Service under this Supplemental Plan.

         2.12 2001 VERP

                  (a) Effective March 1, 2001, the benefit enhancements described in subsection (b) shall be provided to any Participant who is a Covered Employee under the Pension Plan who satisfies the requirements of (a)(i) and (ii).

                           (i) The requirements of this subparagraph are
satisfied by a Covered Employee:

                                    (A) whose 2000 Compensation, as defined in
Section 2.18(c) of the Pension Plan, is at least $110,000 and whose annual salary rate as of December 31, 2000 is less than $140,000;

                                    (B) who is at least age 52 on or before May
1, 2001;

                                    (C) who is an active non-agreement employee
on a Band D or lower position working in one of the departments listed in subparagraph (a)(ii) as of December 31, 2000;

                                    (D) who, as of March 1, 2001, is not a
loaned executive, is not on long-term disability under the Union Pacific Long-Term Disability Plan, or is not on a leave of absence (except those granted a leave under the Family and Medical Leave Act or as an accommodation under the Americans with Disabilities Act);

                                    (E) who agrees to terminate employment with
the Company and all Affiliated Companies on the date selected by the Company, which date shall not occur after September 30, 2001, and continues to provide satisfactory service as determined by the Company until that date; and

                                    (F) who elects to receive the benefit
enhancements described in subsection (b) during the period beginning February 2, 2001, and ending March 5, 2001, by submission of a written election and execution of other documents, including a waiver of any and all rights or claims (other than to benefits under the Supplemental Plan or Pension Plan) that the Employee may have against the Company and any Affiliated Company, the Supplemental Plan, the Pension Plan and their officers, agents and employees, in the form and manner prescribed by the Company, and does not revoke such waiver within the time prescribed by the Company.

                           (ii) The requirements of this subparagraph are
satisfied by a Covered Employee who, as of December 31, 2000, is employed in one of the following departments, and is a Covered Employee on March 1, 2001, provided that the number of Covered Employees of such department satisfying subparagraph (i) or the comparable requirements set forth in the Pension Plan for Covered Employees whose 2000 Compensation, as defined in Section 2.18(c) of the Pension Plan, is less than $110,000 do not exceed the department's numerical limit set forth below. The departments referred to below consist entirely of Union Pacific Railroad Covered Employees, unless indicated to the contrary.

     DEPARTMENT                           SUB GROUP                      DEPARTMENTAL LIMIT
     ----------                           ---------                      ------------------

Corporate Relations                    Communications                            8
                                 Government Affairs - Omaha                      2
Executive                                Comissary                               6
Finance                 Accounting - Omaha (excluding VP and Contr.              6
                                           Staff)
                                   Accounting - St. Louis                        3
                                      Banking & Credit                           2
                                     Financial Analysis                          1
                          Planning & Analysis (excluding Bus. Dev.               3
                                         Planning)
                                    Real Estate - Admin.                         2
                                  Real Estate - Contracts                        3
                                 Real Estate - Facility Man                      2
                                  Real Estate - Field Ops                       12
                                   Real Estate - Ops Supp                        3
                                            Tax                                  4
Human Resources                    Planning & Development                        8
                                    Administrative Staff                         1
                                      All Other Groups                           6
IT/UPT                                      All                                 211
Labor Relations                        Administration                            3
                                          Benefits                               1
                                    Operations & Non-Ops                         1
                                        Peer Support                             1

     DEPARTMENT                         SUB GROUP                     DEPARTMENTAL LIMIT
     ----------                         ---------                     ------------------
Law                                        All                                 10
Marketing & Sales                      Ag Products                              3
                                          Autos                                 6
                                        Chemicals                               6
                                    Customer Relations                          2
                                   Energy - Acct. Mgt.                          1
                                    Energy - Logistics                          1
                                   Industrial Products                         12
                                        Interline                               2
                                        Intermodal                              6
                                           NCSC                                10
                                 Revenue Information Mgt.                       1
                                           UPDS                                 2
Operating                                  Car                                 15
                                    CMS & Timekeeping                           6
                                       Engineering                             135
                            HDC (excluding Train Dispatchers)                  23
                              Locomotive - North Little Rock                    4
                                Locomotive - Oper. Regions                      5
                                  Locomotive - All Other                        9
                               Operating Practices & Safety                     7
                       Operating Region - Northern (excluding Train            --
                                   Dispatchers & Metra)
                                    Telecommunications                          1
                                          Signal                                1
                                        All Other                              46
                       Operating Region - Southern (excluding Train            55
                                       Dispatchers)
                       Operating Region - Western (excluding Train             --
                                      Dispatchers):
                                   Admin. & Train Mgt.                          2
                                           Car                                  6
                                   Engineering - Bridge                         1
                               Engineering - Environmental                      2
                                   Engineering - Signal                         2
                                   Engineering - Track                          5
                                        Locomotive                              2
                                       Region Staff                             5
                                      Transportation                           19
                           Risk Mgt. - Claims & Health Services                18
                          Risk Mgt. - Police (excluding Internal                1
                                        Placement)

     DEPARTMENT                         SUB GROUP                     DEPARTMENTAL LIMIT
     ----------                         ---------                     ------------------
                           Support Serv. - Jt. Fac. & NRPC Op.                  1
                                Support Serv. - All Other                       1
NDI                                        All                                 15
Supply                                     All                                 17
UPC                                  Corporate Audit                            1


In the event the number of Covered Employees satisfying subparagraph (i) or the comparable requirements set forth in the Pension Plan for Covered Employees whose 2000 Compensation, as defined in Section 2.18(c) of the Pension Plan, is less than $110,000 exceeds a Departmental Limit, such Covered Employees shall be ranked based upon their combined age and Vesting Service (as determined under Article IV of the Pension Plan) as of March 31, 2001, and the benefit enhancements described in subsection (b) or in the Pension Plan shall be provided to the Covered Employees with the greatest combined age and Vesting Service up to the Departmental Limit.

                  (b) Each Covered Employee described in subsection (a) shall:

                           (i) for purposes of calculating Vesting Service,
Total Credited Service and Total Offset Service and determining actuarial reductions for payments beginning before Normal Retirement Date, receive an additional 10 years in the aggregate (other than for purposes of determining any actuarial reduction for payment before Normal Retirement Date for any governmental or other offset described in Section 5.01(a)(1)(C) or in Table I,
Section XII, Part 1 C or D of the Pension Plan), which shall first be applied to the Covered Employee's age (up to a maximum of age 65) then to service (up to a maximum of 40 years of service),

                           (ii) be treated as having completed 5 years of actual
Vesting Service for purposes of Sections 4.1 and 4.2, and

                           (iii) be treated as having been a Covered Employee
for 60 full consecutive months for purposes of applying Section 4.02(c)(3) of the Pension Plan when calculating Total Credited Service and Total Offset Service under this Supplemental Plan.

                  (c) Effective April 1, 2001:

                           (i) notwithstanding anything to the contrary in
Section 2.12(a)(i)(E), but only with the consent of the Covered Employee, the termination date selected by the Company for a Covered Employee in Real Estate - Contracts, Real Estate - Field Ops, and Real Estate - Ops Supp may be any date on or before December 31, 2001.

                           (ii) The Departmental Limit is increased for the
subgroups listed in Section 2.12(a)(ii) as set forth below:

  DEPARTMENT                            SUB GROUP                    REVISED DEPARTMENTAL LIMIT
  ----------                            ---------                    --------------------------

Finance                Accounting - Omaha (excluding VP and Contr.              7
                                          Staff)
                                  Real Estate - Ops Supp                        5
Human Resources                      All Other Groups                           8
Labor Relations                    Operations & Non-Ops                         2
Marketing & Sales                      Ag Products                              4
                                    Energy - Logistics                          2
                                   Industrial Products                         14
                                           NCSC                                17
Operating                      Operating Practices & Safety                    11
                                          Signal                                3
                                        All Other                              47
                                   Engineering - Signal                         3
                                   Engineering - Track                          7
                                       Region Staff                             8
                                      Transportation                           27

To be eligible for the benefit enhancement described in Section 2.12(b), a Covered Employee must be described in Section 2.12(a)(i) and (ii) who, but for the increase in the Departmental Limit, would not have received the benefit enhancement described in 2.12(b) and who elects to receive the benefit enhancement described in Section 2.12(b) by submitting a written election during the period beginning April 2, 2001 and ending April 9, 2001.

         2.13 Railroad 1996 Voluntary Early Retirement Program.

                  (a) Effective March 20, 1996, the benefit enhancements described in subsection (b) shall be provided to any Participant who is a Covered Employee under the Pension Plan who:

                           (i) is actively employed on March 20, 1996 by: (A)
Union Pacific Railroad Company ("Railroad"); (B) Union Pacific Motor Freight Company ("Motor Freight"); (C) Union Pacific Technologies Transportation System, Inc. ("UPTTS") or Union Pacific Distribution Services Company ("UPDS") (collectively, the "VERP Companies");

                           (ii) is not a Grade 28 or above on March 20, 1996;

                           (iii) is not on terminal vacation or on a leave of
absence (other than one required by the Family and Medical Leave Act of 1993) on March 20, 1996;

                           (iv) is not a loaned executive, in a temporary
position or in the internal placement program on March 20, 1996;

                           (v) has not previously been accepted to participate
in a voluntary force reduction program;

                           (vi) does not have an existing termination agreement
in effect with the VERP Companies;

                           (vii) is employed on March 20, 1996: (A) in Omaha,
Nebraska by the Railroad's Information Technologies Department or Marketing and Sales Department; (B) in Omaha, Nebraska by UPTTS; (C) in Omaha, Nebraska by UPDS, or (D) by Union Pacific Motor Freight Company;

                           (viii) had at least 10 years of Vesting Service under
the Pension Plan as of March 20, 1996 and will attain the age of at least 52 by July 1, 1996;

                           (ix) had total pay in 1995 as reported on Form W-2,
plus amounts not included in taxable income due to a salary deferral election made pursuant to the terms of a qualified cash or deferred arrangement (within the meaning of section 401(k) of the Code) or a cafeteria plan (within the meaning of section 125 of the Code) maintained by the Employer of $125,000 or more;

                           (x) elects not earlier than March 20, 1996 and not
later than April 20, 1996 by submission of a written election in the form and manner prescribed by the Administrator to retire and terminate Employment with the benefit enhancements described in this Section; and

                           (xi) remains actively employed by the VERP Companies
through the date communicated to the Covered Employee in writing on or before March 20, 1996, which date shall not thereafter be changed for any reason and shall not be earlier than May 1, 1996 nor later than April 30, 1997, except that the dates for the Railroad's Information Technologies Department are July 1, 1996 and June 30, 1997, respectively.

                  (b) Each Covered Employee described in subsection (a) shall:

                           (i) for purposes of calculating Vesting Service,
Total Credited Service and Total Offset Service and determining actuarial reductions for payments beginning before Normal Retirement Date, receive an additional 10 years in the aggregate (other than for purposes of determining any actuarial reduction for payment before Normal Retirement Date for any governmental or other offset described in Section 5.01(a)(1)(C) or in Table I,
Section XII, Part 1 C or D of the Pension Plan), which shall first be applied to the Covered Employee's age (up to a maximum of age 65) then to service (up to a maximum of 40 years of service);

                           (ii) be treated as having satisfied the requirements
to have an Early Supplemental Pension Retirement Date if he has not satisfied the requirements to have an Early Retirement Date under the Pension Plan; and

                           (iii) be treated as having been a Covered Employee
for 60 full consecutive months for purposes of applying Section 4.02(c)(3) of the Pension Plan when calculating Total Credited Service and Total Offset Service under this Supplemental Plan.

                                  ARTICLE THREE

                                MANNER OF PAYMENT

         3.1 Payments For Retirements Under Section 2.1, 2.2(a), 2.2(b)(i) and
2.3. Except as provided in Section 3.3, if (a) a Participant retires on a Normal Retirement Date, an Early Retirement Date, an Early Supplemental Pension Retirement Date, or a Postponed Retirement Date under Section 2.1, 2.2(a), 2.2(b)(i) or 2.3, and (b) at retirement is eligible to start both a Supplemental Pension under Article Two of this Supplemental Plan and a pension under the Pension Plan, payment of the Supplemental Pension shall begin on the date the Participant's Pension Plan benefits begin pursuant to his election under the Pension Plan (and not earlier or later). In addition, the Supplemental Pension shall be paid in the same form, and shall be subject to the same adjustment for form of payment and the same Beneficiary designation, as apply to the Participant's Pension Plan benefit; provided, however, that in the event the Participant is eligible for and elects a level income option under the Pension Plan, the Supplemental Pension shall be paid as a single life annuity.

         3.2 Payments For Retirements Under Section 2.2(b)(ii). Except as provided in Section 3.3, if a Participant retires on an Early Supplemental Pension Retirement Date, and at retirement either is not vested in or is not eligible to start a pension under the Pension Plan, payment of his Supplemental Pension shall begin on the first day of the month next following the Participant's Early Supplemental Pension Retirement Date. The Participant's Supplemental Pension will be paid in the form of a single life annuity. The Participant is not eligible to elect payment of his Supplemental Pension in any other form.

         3.3 Payments Starting Before July 25, 2002. Effective for benefits starting before July 25, 2002, the Administrator may have permitted a Participant described in Section 3.1 or 3.2 who was retiring on an Early Supplemental Pension Retirement Date that did not qualify as an Early Retirement Date under the Pension Plan to elect, in the manner prescribed by the Administrator, to receive payment of his Supplemental Pension in any form of payment described in Article VIII of the Pension Plan that would have been available to the Participant had he retired on an Early Retirement Date under the Pension Plan. If the Participant was permitted to and elected a form of payment other than a single life annuity, the Supplemental Pension payments are actuarially adjusted for the form of payment elected by the Participant, as determined by the Administrator, using factors for that purpose set forth in the Pension Plan.

                                  ARTICLE FOUR

                                     VESTING

         4.1 Termination Prior to Vesting.

                  (a) A Participant whose Employment terminates before April 27, 1989, before Early or Normal Retirement Date, and before the completion of 10 years of Vesting Service (including within such Vesting Service not less than 5 years of actual Vesting Service under the Pension Plan) shall not be entitled to any benefit under this Supplemental Plan.

                  (b) Except as provided in Section 2.5 or 2.12(b)(ii), a Participant who terminates Employment on or after April 27, 1989, before Early or Normal Retirement Date, and before completion of 5 years of actual Vesting Service under the Pension Plan (treating as actual service for this purpose, service described in Section 1.2(p)(ii) or credited under Section 2.5) shall not be entitled to any benefit under this Supplemental Plan; provided, however, that the Chief Executive Officer of Union Pacific may reduce the required years of actual Vesting Service to 3 if the Chief Executive Officer of Union Pacific determines that such change would not be disadvantageous to the Company in the case of any Participant. The Chief Executive Officer of Union Pacific shall make such determination by the date the Participant terminates Employment.

         4.2 Termination After Vesting. Except as provided in Section 2.5, 2.12(b)(ii) or 4.4 or Articles Five and Eleven, a Participant who:

                  (a) terminates Employment before Normal or Early Retirement Date and before Early Supplemental Pension Retirement Date but after (i) completing 5 (or 3, if applicable) years of actual Vesting Service under the Pension Plan (treating as actual service for this purpose, service described in Section 1.2(p)(ii) or credited under Section 2.5) in the case of Employment termination on or after April 27, 1989, or (ii) completing 10 years of Vesting Service (including at least 5 years of actual Vesting Service under the Pension
Plan) in the case of Employment termination prior to April 27, 1989; or

                  (b) becomes a Disabled Participant under the Pension Plan and ceases to be a Disabled Participant prior to Normal or Early Retirement Date,

shall be entitled to receive, commencing on the Participant's Normal Retirement Date, the Normal Supplemental Pension computed under Section 2.1 as of the date the Participant terminated Employment or ceased to be a Disabled Participant. In lieu thereof, such Participant shall receive a Supplemental Pension commencing on the earliest of:

                           (i) any date prior to the Participant's Normal
Retirement Date on which the Participant starts his benefit payments from the Pension Plan;

                           (ii) in the case of a Participant who is credited
with additional years of age described in Section 1.2(d)(ii) and, as a result, would be deemed to reach age 55 and become eligible to start his Supplemental Plan benefits earlier than his Pension Plan benefits, the first day of the month following the later of (A) the Participant's termination of Employment, or (B) the Participant's 55th birthday (determined taking into account additional years of age described in Section 1.2(d)(ii)); or

                           (iii) in the case of a Participant who is not vested
under the Pension Plan, the first day of the month following the later of (A) the Participant's termination of Employment, or (B) the Participant's 55th birthday (determined taking into account additional years of age described in Section 1.2(d)(ii)), or the first day of any month thereafter that is prior to the Participant's Normal Retirement Date on which the Participant elects to start payment of his Supplemental Pension.

The election described in (iii) must be made in writing, in a form prescribed by the Administrator, at least six (6) months before, and in the tax year of the Participant immediately preceding, the elected benefit start date. Any Supplemental Pension paid to the Participant commencing prior to Normal Retirement Date shall equal (I) the amount described in Section 2.1(a) adjusted for early payment as of the early benefit start date in accordance with Section
6.04 of the Pension Plan (taking into account any additional years of age described in Section 1.2(d)(ii) for purposes of adjusting both the gross and offset portions of the benefit except as provided otherwise in Section 2.12), reduced by (II) the amount described in Section 2.1(b), if any, adjusted for payment as of the early benefit start date in accordance with Section 6.04 of the Pension Plan. Notwithstanding the preceding sentence, if the Participant's Supplemental Pension begins prior to his Pension Plan benefit, the reduction described in (II) shall be calculated and apply beginning on the earliest date benefits are payable to the Participant under the Pension Plan, even if the Participant's Pension Plan benefits do not actually start on that earliest date.

         4.3 Form of Vested Benefit.

                  (a) Benefits Payable Under Supplemental Plan and Pension Plan. Except as provided in Section 4.4, if a Participant is entitled to benefits under both the Supplemental Plan and the Pension Plan and benefits under both Plans start on the same date, the Supplemental Pension determined under Section
4.2 shall be paid in the same form, and shall be subject to the same adjustment for form of payment and the same Beneficiary designation, as apply to the Participant's Pension Plan benefit. If, however, such Participant's Supplemental Plan benefit starts before his Pension Plan benefit, the Participant's Supplemental Pension will be paid in the form of a single life annuity.

                  (b) No Benefits Payable Under Pension Plan. Except as provided in Section 4.4, in the event a Participant is entitled to a benefit from the Supplemental Plan but is not vested in a benefit under the Pension Plan, the Participant shall receive payment of his Supplemental Pension determined under
Section 4.2 in the automatic form of payment described in Section 8.02 of the Pension Plan that would have applied to the Participant had he been eligible for and started payment under the Pension Plan on the same day. The Participant's Supplemental Pension determined under Section 4.2 shall be adjusted for form of payment, as appropriate, pursuant to Article VIII of the Pension Plan.

         4.4 Payments Starting Before July 25, 2002. The rules set forth in Sections 4.2 and 4.3, above, applied to Supplemental Plan benefits starting before July 25, 2002, unless the Administrator advised the Participant to the contrary.

                                  ARTICLE FIVE

                           CERTAIN EMPLOYEE TRANSFERS

         5.1 Transfers into Supplemental Plan from Resources Supplemental Plan. If any employee who is a participant in the Supplemental Pension Plan for Exempt Salaried Employees of Union Pacific Resources Company and Affiliates is transferred on or before October 15, 1996 to the Company and becomes a Participant after such transfer, such employee shall retain no rights in the other supplemental pension plan and shall receive all benefits to which entitled under this Supplemental Plan, based upon Total Credited Service and Total Offset Service which shall include, as to such employee, any service which would have been used in determining the Participant's benefits under such other supplemental pension plan.

         5.2 Transfers to Resources Supplemental Plan. If a Participant is transferred on or before October 15, 1996 to an Affiliated Company participating in the Supplemental Pension Plan for Exempt Salaried Employees of Union Pacific Resources Company and Affiliates and becomes a participant in the supplemental pension plan of the Affiliated Company after such transfer, such former Participant shall retain no rights in this Supplemental Plan if such other supplemental pension plan has provisions that substantially conform to the transfer provisions for the protection of transferees that are contained in
Section 5.1.

         5.3 No Duplication of Benefits. There shall under no circumstances be any duplication of benefits under this Supplemental Plan or any supplemental pension plan of an Affiliated Company or former Affiliated Company by reason of the same period of employment.

                                   ARTICLE SIX

                        PRE-RETIREMENT SURVIVOR'S BENEFIT

         6.1 Eligibility. The Surviving Spouse of a Participant who either (a) terminates Employment or ceases to be a Disabled Participant due to death, or
(b) (i) terminates Employment other than due to death after becoming entitled to a Supplemental Pension under Article Two or Article Four, and (ii) dies prior to the commencement of payment of the Supplemental Pension shall receive the benefit determined pursuant to Section 6.2.

         6.2 Surviving Spouse's Benefit

                  (a) Subsidized Death Benefits.

                           (i) Except as provided in subsection (ii) or Section
6.4, the benefit payable to the Surviving Spouse of a Participant described in
Section 6.1 who dies:

                                    (A) on or after January 1, 1994 while a
Disabled Participant, but before Early or Normal Retirement Date under the terms of the Pension Plan;

                                    (B) on or after the Effective Date during
Employment, but before Early or Normal Retirement Date under the terms of the Pension Plan;

                                    (C) on or after the Effective Date during
Employment, but after Early or Normal Retirement Date under the terms of the Pension Plan; or

                                    (D) on or after the Effective Date after
terminating Employment or ceasing to be a Disabled Participant, providing such termination or cessation occurred after Early or Normal Retirement Date under the terms of the Pension Plan,

shall be a monthly annuity payable for the Surviving Spouse's life. Monthly payments to the Surviving Spouse shall equal one-half of the monthly Supplemental Pension such Participant would have received (assuming, for a Participant described in Section 6.1(a), the Participant had vested) in the form of a single life annuity (in the form of a Qualified Joint and Survivor Annuity for a Participant described in (B) whose death occurs prior to 1994), if the Participant had survived (but accrued no additional benefits after death) and started his Supplemental Pension on the date Supplemental Plan benefits begin to the Surviving Spouse under Section 6.3. Notwithstanding anything in the Supplemental Plan to the contrary, the Surviving Spouse's benefit with respect to a Participant described in (A) or (B), above, shall be determined by applying, for purposes of any adjustment for payment prior to Normal Retirement Date, the early retirement reduction factors of Section 6.03 of the Pension Plan.

                           (ii) Except as provided in Section 6.4, the benefit
payable to the Surviving Spouse of a Participant described in Section 6.1, who dies other than under circumstances described in Section 6.2(a)(i) but after becoming eligible for an Early Supplemental Pension under Section 2.2 based on an Early Supplemental Pension Retirement

Date or who dies under circumstances described in Section 6.2(a)(i) but is described in Section 6.3(b), shall be an annuity payable for the Surviving Spouse's life calculated as follows:

                                    (A) In the case of a Participant who is
entitled to both a pension under the Supplemental Plan and a pension under the Pension Plan, monthly payments to the Surviving Spouse shall equal one-half of the monthly Supplemental Pension in the form of a single life annuity calculated for the Participant as described in Section 2.2(b)(i)(A) as if the Participant had survived (but accrued no additional benefits after death) and started his Supplemental Pension on the date Supplemental Plan benefits begin to the Surviving Spouse under Section 6.3, reduced by any survivor benefit that the Surviving Spouse is entitled to receive from the Pension Plan from the earliest date on or following the date payments begin to the Surviving Spouse that such survivor benefit is payable from the Pension Plan (whether or not such survivor benefit begins on the earliest date under the Pension Plan).

                                    (B) In the case of a Participant who is
entitled to a pension under the Supplemental Plan but is not vested in a pension under the Pension Plan, monthly payments to the Surviving Spouse shall equal one-half of the monthly Supplemental Pension in the form of a single life annuity calculated for the Participant as described in Section 2.2(b)(ii)(A)(I) as if the Participant had survived (but accrued no additional benefits after death) and started his Supplemental Pension on the date Supplemental Plan benefits begin to the Surviving Spouse under Section 6.3.

                  (b) Non-Subsidized Death Benefits. Except as provided in
Section 6.4, the benefit payable to the Surviving Spouse of a Participant described in Section 6.1 who dies under circumstances other than those described in Section 6.2(a) shall be an annuity payable for the Surviving Spouse's life with monthly payments equal to:

                           (i) Prior to the earliest date, if any, on which the
Surviving Spouse is eligible to start any survivor benefit payable under the Pension Plan, 50% of the monthly Supplemental Pension the Participant would have received in the form of a Qualified Joint and Survivor Annuity determined as if the Participant is not entitled to a pension under the Pension Plan if the Participant had survived (and accrued no additional benefits after his death) and started his Supplemental Pension on the date Supplemental Plan benefits begin to the Surviving Spouse under Section 6.3; and

                           (ii) On or after the earliest date, if any, on which
the Surviving Spouse is eligible to start any survivor benefit payable under the Pension Plan, the amount described in (i), above, reduced by any survivor benefit that the Surviving Spouse is entitled to receive from the Pension Plan beginning on such earliest date (whether or not such survivor benefit begins on the earliest date under the Pension Plan).

         6.3 Timing of Surviving Spouse's Benefit. Except as provided in Section 6.4, the benefit to which a Surviving Spouse of a Participant shall be entitled pursuant to Section 6.2(a) or (b) shall be paid monthly to such Surviving Spouse, commencing as of the date such Surviving Spouse elects, or is required to, start payment of any benefit to which the Surviving Spouse is entitled under the Pension Plan. Notwithstanding the preceding sentence:

                  (a) if the Surviving Spouse is not entitled to any payment from the Pension Plan, the Surviving Spouse shall receive payment of any Supplemental Pension to which the Surviving Spouse is entitled under Section 6.2 beginning as of the later of (i) the first of the month following the Participant's 55th birthday (determined taking into account any additional years of age described in Section 1.2(d)(ii)), or (ii) the first of the month following the date of the Participant's death.

                  (b) if the deceased Participant would have been entitled or required to start his Supplemental Plan benefit on an earlier date than the Participant would have been entitled to start his Pension Plan benefit had he survived, the Surviving Spouse shall receive payment of any Supplemental Pension to which the Surviving Spouse is entitled under Section 6.2 beginning as of the later of (i) the earliest date as of which the Participant would have been eligible or required to start payments pursuant to Article Two, Three or Four, as appropriate, or (ii) the first of the month following the date of the Participant's death.

Payments to the Surviving Spouse shall end with the payment made for the month in which the Surviving Spouse dies.

         6.4 Payments Starting Before July 25, 2002. The rules for pre-retirement death benefits set forth in Sections 6.2 and 6.3, above, applied to Supplemental Plan pre-retirement death benefits starting before July 25, 2002, unless the Administrator advised the Participant and/or Surviving Spouse to the contrary.

                                  ARTICLE SEVEN

                                     FUNDING

         7.1 Funding. The Company's obligations hereunder shall constitute a general, unsecured obligation of the Company payable solely out of its general assets, and no Participant or former Participant shall have any right to any specific assets of the Company. To the extent that any Participant or former Participant acquires a right to receive payments under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Board of Directors of Union Pacific may, but shall not be required to, authorize Union Pacific to establish a trust to hold assets to be used to discharge the Company's obligations hereunder, provided that such trust shall not confer upon Participants or former Participants any rights other than the rights of unsecured general creditors of the Company.

         7.2 Payment to James Otto. On or about December 1, 2000, James Otto was paid in a single sum the actuarial equivalent value of the portion of his Supplemental Pension, payable in the form of a 50% joint and survivor annuity with his spouse as beneficiary, that was not funded through annuity purchases. Such single sum payment of $501.40 was in full settlement of the Supplemental Plan's obligation to pay such remaining benefit to James Otto or his Surviving Spouse or other beneficiary.

                                  ARTICLE EIGHT

                                 ADMINISTRATION

         8.1 Responsibilities and Powers of Administrator. Except for the responsibilities and powers elsewhere herein given specifically to the Board of Directors of Union Pacific, the Administrator shall have all responsibilities for the operation and administration of the Supplemental Plan and shall have all powers and discretionary authority necessary to carry out those responsibilities hereunder. Without limiting the generality of the foregoing, the Administrator shall have full power and discretionary authority to:

                  (a) keep and maintain such accounts and records with respect to Participants, former Participants and Special 1990-1992 Window Participants as are deemed necessary or proper;

                  (b) determine all questions of the eligibility for participation and benefits and of the status and rights of Participants, former Participants, Special 1990-1992 Window Participants and any other person hereunder, make all required factual determinations, interpret and construe the Supplemental Plan in connection therewith and correct defects, resolve ambiguities therein and supply omissions thereto;

                  (c) adopt from time to time mortality and other tables and interest rates upon which all actuarial calculations shall be based, including the determination of the appropriate factors for the adjustment of pension payments; and

                  (d) adopt from time to time rules and regulations governing this Supplemental Plan.

The Administrator shall carry out all responsibilities and exercise all powers in accordance with the terms of the Supplemental Plan. The determination of the Administrator as to any questions involving the responsibilities hereunder shall be final, conclusive and binding on all persons.

         8.2 Certification and Payment of Benefits. The Administrator shall compute the amount and manner of payment of benefits to which the Participants, Special 1990-1992 Window Participants, former or retired Participants, Surviving Spouses and beneficiaries become entitled. All payments of benefits shall be made directly by the Company upon the instructions of the Administrator.

         8.3 Reports to Board of Directors. As the Administrator deems necessary or proper or as the Board of Directors of Union Pacific may require, but in any event at least once during each calendar year, the Administrator shall report to such Board on the operation and administration of the Supplemental Plan and on any other matter concerning the Supplemental Plan deemed advisable or required by such Board.

         8.4 Designation and Delegation. The Administrator may designate other persons to carry out such of the responsibilities hereunder for the operating and administration of the Supplemental Plan as the Administrator deems advisable and delegate to the persons so designated such of the powers as the Administrator deems necessary to carry out such responsibilities. Such designation and delegation shall be subject to such terms and conditions as the Administrator deems necessary or proper. Any action or determination made or taken in carrying out responsibilities hereunder by the persons so designated by the Administrator shall have the same force and effect for all purposes as if such action or determinations had been made or taken by the Administrator.

         8.5 Outside Services. The Administrator may engage counsel and such clerical, medical, financial, actuarial, accounting and other specialized services as is deemed necessary or desirable for the operation and administration of the Supplemental Plan. The Administrator and persons so designated shall be entitled to rely, and shall be fully protected in any action or determination or omission taken or made or omitted in good faith in so relying, upon any opinions, reports or other advice which is furnished by counsel or other specialist engaged for that purpose.

         8.6 Expenses. All expenses, including any fees for outside services under Section 8.5, incurred by the Administrator and by persons designated by the Administrator under Section 8.4 in the operation and administration of the Supplemental Plan shall be paid by the Company. Neither the Administrator nor any other person who is an employee of the Company or an Affiliated Company shall receive any compensation solely for services in carrying out any responsibility hereunder.

         8.7 Bonding. No bond or other security shall be required of the Administrator or of any person designated under Section 8.4.

         8.8 Liability. The Administrator and persons designated by him under
Section 8.4 shall use ordinary care and diligence in the performance of their duties. The Company shall indemnify and defend the Administrator and each other person so designated under Section 8.4 against any and all claims, loss, damages, expense (including reasonable counsel fees), and liability arising from any action or failure to act or other conduct in their official capacity, except when the same is due to the gross negligence or willful misconduct of the Administrator or other persons.

         8.9 Finality of Actions. Any action required of Union Pacific, the Company, the Board of Directors of Union Pacific, or the Chief Executive Officer of Union Pacific (the "CEO") under this Supplemental Plan, or made by the Administrator acting on their behalf, shall be made in the Company's, the Board's or the CEO's sole discretion, not in a fiduciary capacity and need not be uniformly applied to similarly situated persons. Any such action shall be final, conclusive and binding on all persons interested in the Supplemental Plan.

                                  ARTICLE NINE

                            AMENDMENT OR TERMINATION

         9.1 Amendment or Termination. The Board of Directors of Union Pacific, acting by written resolution, reserves the right to modify, alter, amend or terminate the Supplemental Plan from time to time and to modify, withdraw or terminate the Supplemental Plan, to any extent that it may deem advisable; provided, that no such modification, alteration, amendment or termination shall impair any rights which have accrued to Participants hereunder to the date of such modification, alteration, amendment or termination. Notwithstanding the foregoing, the Senior Vice President - Human Resources of Union Pacific may make all technical, administrative, regulatory and compliance amendments to the Supplemental Plan, and any other amendment that will not significantly increase the cost of the Supplemental Plan to the Company, as he or she shall deem necessary or appropriate.

                                   ARTICLE TEN

                               GENERAL PROVISIONS

         10.1 Certain Rights Reserved. Nothing herein contained shall confer upon any Employee or other person the right (a) to continue in Employment or service of the Company or affect any right that the Company may have to terminate the Employment or service of (or to demote or to exclude from future participation in the Supplemental Plan) any such Employee or other person at any time for any reason, (b) to participate in the Supplemental Plan, or (c) to receive an annual base salary of any particular amount.

         10.2 Alienability of Benefits. Payments under the Supplemental Plan may not be assigned, transferred, pledged or hypothecated, and to the extent permitted by law, no such payments shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same. Effective on and after July 25, 2002, compliance with the provisions and conditions of any domestic relations order relating to an individual's Supplemental Plan benefits, which the Administrator has determined must be complied with under the terms of applicable law, shall not be considered a violation of this provision.

         10.3 Payment Due an Incompetent. If it shall be found that any person to whom a payment is due hereunder is unable to care for that person's affairs because of physical or mental disability, as determined by a licensed physician, the Administrator shall have the authority to cause the payments becoming due such person to be made to the legally appointed guardian of any such person or to the spouse, brother, sister, or other person as it shall determine. Payments made pursuant to such power shall operate as a complete discharge of the Company's obligations.

         10.4 Governing Law. The Supplemental Plan shall be construed and enforced in accordance with the laws of the State of Nebraska (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by any federal law.

         10.5 Successors. This Supplemental Plan shall be binding upon any successor (whether direct or indirect, by purchase, merger, consolidated or otherwise) to all or substantially all of the business and/or assets of the Company in the same manner and to the same extent that the Company would be bound to perform if no such succession had taken place.

         10.6 Titles and Headings Not To Control. The titles and Articles of the Supplemental Plan and the headings of Sections and subsections of the Supplemental Plan are placed herein for convenience of reference only and, as such, shall have no force and effect in the interpretation of the Supplemental Plan.

         10.7 Severability. If any provisions of the Supplemental Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any provision of the Plan or part thereof, each of which shall remain in full force and effect.

         10.8 Determination and Withholding of Taxes. The Administrator shall have full authority to satisfy the responsibility of Union Pacific or any Affiliated Company to withhold taxes with respect to a Participant or former Participant, including FICA taxes, by withholding such taxes from any distributions under the Plan to the Participant or former Participant or his beneficiary or estate. The Administrator shall also have full authority, with or without the consent of the Participant of former Participant, to withhold from the individual's compensation from any and all sources, any FICA or other taxes applicable to benefits accrued under the Supplemental Plan.

                                 ARTICLE ELEVEN

                       TRANSFERS TO NON-COVERED EMPLOYMENT

         11.1 Notwithstanding any other provision of this Supplemental Plan to the contrary, if a Participant is transferred to the employment of an Affiliated Company that has not adopted the Supplemental Plan ("non-covered employment"), upon the approval of the Chief Executive Officer of Union Pacific, any benefits to which such Participant (or his Surviving Spouse or other beneficiary) would be entitled under the Pension Plan, the Supplemental Plan, or both, by treating such Participant's non-covered employment as if it were service covered by such Plans and by aggregating such service with the Participant's other service covered by the Plans shall be provided to the Participant under this Section
11.1 to the extent that such benefits exceed the aggregate of (a) the Participant's benefits under the Pension Plan, (b) the Participant's benefits under the Supplemental Plan determined without regard to this Section 11.1, and
(c) the Participant's benefits under any pension plan of the Affiliated Company that are based on the Participant's non-covered employment and/or employment otherwise covered by the Pension and Supplemental Plans.

                                 ARTICLE TWELVE

                                CLAIMS PROCEDURE

         12.1 Application for Benefits. Each Participant, former Participant, Special 1990-1992 Window Participant, Surviving Spouse or other beneficiary, or alternate payee under a domestic relations order believing himself or herself eligible for a benefit under this Supplemental Plan shall apply for such benefit by completing and filing with the Administrator an application for benefits on a form supplied by the Administrator.

         12.2 Claims Before January 1, 2002. The following provisions are effective prior to January 1, 2002: In the event that any claim for benefits is denied in whole or in part, the person whose claim has been so denied shall be notified of such denial in writing by the Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent provisions of the Supplemental Plan, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the claimant of the procedure for the appeal of such denial. All appeals shall be made by the following procedure:

                  (a) The person whose claim has been denied shall file with the Administrator a notice of desire to appeal the denial. Such notice shall be filed within 60 days of notification by the Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

                  (b) The Administrator shall consider the merits of the claimant's written presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Administrator shall deem relevant.

                  (c) The Administrator shall ordinarily render a determination upon the appealed claim within 60 days after receipt which determination shall be accompanied by a written statement as to the reasons therefor. However, in special circumstances the Administrator may extend the response period for up to an additional 60 days, in which event it shall notify the claimant in writing prior to commencement of the extension. The determination so rendered shall be binding upon all parties.

         12.3 Claims On or After January 1, 2002. The following provisions are effective on and after January 1, 2002:

                  (a) Claim for Benefits. A claim for Supplemental Plan benefits may be filed by:

                           (i) any person (or his duly authorized
representative) who has applied for and/or received benefits from the Supplemental Plan pursuant to Section 12.1 and who believes that the amount and/or form of benefits provided (including no benefits) or any change in or termination or reduction of benefits previously provided results in a denial of benefits to which he is entitled for any reason (whether under the terms of the Supplemental Plan or by reason of any provision of law); or


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                           (ii) any Employee or other individual (or his duly
authorized representative) who believes himself to be entitled to benefits from the Supplemental Plan.

A claim for benefits must be filed with the Administrator, in writing and in accordance with such other requirements as may be prescribed by the Administrator. Any claim shall be processed as follows:

                                    (A) When a claim for benefits has been filed
by the claimant (or his duly authorized representative), such claim for benefits shall be evaluated and the claimant shall be notified by the Administrator of the approval or denial within a reasonable period of time, but not later than 90 days after the receipt of such claim unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period and shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 180 days after the date on which the claim was received).

                                    (B) A claimant shall be given written notice
in which the claimant shall be advised as to whether the claim is granted or denied, in whole or in part. If a claim is denied, in whole or in part, the claimant shall be given written notice which shall contain (I) the specific reasons for the denial, (II) references to the specific Supplemental Plan provisions upon which the denial is based, (III) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary, (IV) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim,
(V) the claimant's rights to seek review of the denial and time limits and other aspects of the Supplemental Plan's claim review procedures, and (VI) a statement of the claimant's right to bring a civil action under ERISA section 502(a) following an adverse determination upon review.

                  (b) Review of Claim Denial. If a claim for benefits is denied, in whole or in part, the claimant (or his duly authorized representative) shall have the right to request that the Administrator review the denial, provided that the claimant files in accordance with such requirements as may be prescribed by the Administrator a written request for review with the Administrator within 60 days after the date on which the claimant received written notification of the denial. A claimant (or his duly authorized representative) may review relevant documents, records and other information relevant to the claim (or receive copies free of charge) and may submit to the Administrator with the written request for review documents, records, written comments and other information relevant to the claim for benefits, which shall be considered upon review whether or not such information and other items were available when the claim was originally determined. Requests for review not timely filed shall be barred. A timely request for claim review shall be processed as follows:

                           (i) Within a reasonable period of time, but not later
than 60 days after a request for review is received, the review shall be made and the claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review. If an extension is needed, the claimant shall be given a written


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notification within such initial 60-day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within 120 days after the date on which the request for review was filed). However, if the period for deciding the claim has been extended under this paragraph (i) due to a claimant's failure to provide information necessary to decide a claim, the period for making a decision on review shall be tolled from the date the claimant is sent written notice of the extension until the date on which the claimant responds to the request for information (or such earlier date as may be prescribed by the Administrator in accordance with applicable law and regulations).

                           (ii) The decision on review shall be forwarded to the
claimant in writing and shall include (A) specific reasons for the decision, (B) references to the specific Plan provisions upon which the decision is based, (C) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim, and (D) a statement of the claimant's right to bring an action under ERISA section 502(a). A decision on review shall be final and binding on all persons for all purposes.

                  (c) Exhaustion of Claims Review Process. A claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a claim for benefits prior to his filing a claim for benefits and exhausting his rights to review under this Section 12.3.

         12.4 Claims Related to Corrections Under Pension Plan Compliance Statement. Notwithstanding any provision of the Supplemental Plan to the contrary, any individual whose Supplemental Plan benefit is recalculated or adjusted in connections with corrections made under the Compliance Statement dated October 25, 2001 (that was issued for the Pension Plan under the Internal Revenue Service Voluntary Compliance Resolution Program) and who believes that such recalculation and/or adjustment results in a denial of benefits to which he is entitled for any reason (whether under the terms of the Supplemental Plan or by reason of any provision of law) may file a claim with the Administrator, in writing, stating the reasons he disagrees with such recalculation and/or adjustment and providing proof of any service, compensation or other facts that he believes should be taken into account. In order to be considered by the Supplemental Plan, such written claim and proof must be received by the Administrator by the date specified in the written notice of such recalculation and/or adjustment that is sent by the Administrator (or his delegate), by first class mail, to the person's address reflected in Supplemental Plan records on the date of the mailing. The deadline for filing a claim under this Section 12.4 that is specified in the written notice from the Administrator shall be a date not earlier than 90 days after the date such notice is mailed to the person. Any claim described in this Section 12.4 that is not received by the date specified in the written notice of recalculation and/or adjustment shall be denied on the grounds that it is untimely.


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